Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania — October 22, 2009
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended September 30, 2009 of $12.1 million, or $0.25 per diluted share. This represents an increase of $2.3 million, or 22.7%, over the same quarter last year when net income was $9.8 million, or $0.20 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 7.48% and 0.68% compared to 6.31% and 0.57% for the same quarter last year.
In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report positive earnings when many institutions in our industry are reporting operating losses. In addition, our core earnings components for the quarter were strong with a net interest margin of 3.54% of average assets, non-interest income of 0.79% of average assets, and noninterest expense of 2.53% of average assets. Unfortunately, economic conditions have caused our Company to record higher provisions for loan losses which has greatly impacted earnings over the past year. We also continued to improve our balance sheet, as we experienced significant growth in home equity and commercial loans during the quarter while also realizing good growth in deposits, with an emphasis on checking accounts and savings accounts.”
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on November 12, 2009, to shareholders of record as of November 2, 2009. This represents the 60th consecutive quarter in which the Company has paid a cash dividend.
Net interest income decreased by $700,000, or 1.2%, for the quarter ended September 30, 2009 compared to the same quarter last year. Net interest margin for the quarter ended September 30, 2009 was 3.54% compared to 3.71% for the quarter ended September 30, 2008. The decrease resulted primarily from the Company carrying, on average, $298.2 million more in overnight funds than in the previous year earning an average rate of 0.30% compared to an average rate of 2.69% in the previous year. As a result of strong deposit growth combined with a reduction of the Company’s mortgage loan portfolio the Company was carrying historically high levels of overnight funds.
The provision for loan losses increased by $2.8 million to $9.8 million for the quarter ended September 30, 2009 compared to $7.0 million for the same quarter last year. This increase is primarily the result of continued weakness in economic conditions and the resulting impact on the Company’s borrowers. Loans with payments 90 days or more delinquent have increased to $117.1 million at September 30, 2009 from $99.2 million at December 31, 2008 and $94.9 million at September 30, 2008. Loans 90 days or more delinquent were $122.6 million at June 30, 2009. Net losses from loans charged-off were $8.8 million for the quarter ended September 30, 2009 compared to $2.3 million for the quarter ended September 30, 2008. Net losses from loans charged-off were $14.5 million and $6.5 million for the nine-month periods ended September 30, 2009 and 2008, respectively.
Noninterest expense increased by $2.3 million, or 5.3%, to $45.0 million for the quarter ended September 30, 2009 from $42.7 million for the quarter ended September 30, 2008 primarily due to increases in FDIC insurance assessments and marketing expenses. Federal deposit insurance premiums increased by $1.4 million, or 133.4%, as the Company was able to use available credits in the prior year to partially offset premiums. Marketing expenses increased by $926,000, or 78.7%, to $2.1 million for the quarter ended September 30, 2009 from $1.2 million for the quarter ended September 30, 2008. The increase is primarily the result of the Company’s marketing campaign focused on the acquisition of checking account relationships.
Net income for the nine-month period ended September 30, 2009 of $31.6 million, or $0.65 per diluted share, represents a decrease of $5.2 million, or 14.2% compared to net income of $36.9 million, or $0.76 per diluted share, for the nine-month period ended September 30, 2008. This decrease resulted primarily from the Company recording a provision for loan losses which was $14.7 million, or 116.4%, higher than the previous year. The increase in the provision was considered necessary given the current economic environment. Also contributing to the decrease in income was a $3.3 million special assessment by the FDIC. Partially offsetting these reductions was an $11.8 million, or 7.4%, increase in net interest income. The annualized returns on average shareholders’ equity and average assets were 6.68% and 0.60%, respectively, for the current nine-month period compared to 7.92% and 0.72%, respectively, in the prior year.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 170 community-banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 50 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company. Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
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Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$60,308	55,815
Interest-earning deposits in other financial institutions	219,227	16,795
Federal funds sold and other short-term investments	631	7,312
Marketable securities available-for-sale (amortized cost of $1,111,234 and $1,144,435)	1,126,430	1,139,170

Total cash, interest-earning deposits and marketable securities	1,406,596	1,219,092

Loans held for sale	17,871	18,738
Mortgage loans - one- to four- family	2,308,948	2,447,506
Home equity loans	1,041,912	1,013,876
Consumer loans	291,015	289,602
Commercial real estate loans	1,177,722	1,071,182
Commercial business loans	380,128	355,917

Total loans receivable	5,217,596	5,196,821
Allowance for loan losses	(67,775)	(54,929)

Loans receivable, net	5,149,821	5,141,892

Federal Home Loan Bank stock, at cost	63,143	63,143
Accrued interest receivable	26,508	27,252
Real estate owned, net	19,838	16,844
Premises and Equipment, net	123,511	115,842
Bank owned life insurance	127,075	123,479
Goodwill	171,363	171,363
Mortgage servicing rights	8,201	6,280
Other intangible assets	5,024	7,395
Other assets	30,961	37,659

Total assets	$7,132,041	6,930,241

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$448,853	394,011
Interest-bearing demand deposits	744,596	706,120
Savings deposits	1,609,404	1,480,620
Time deposits	2,584,979	2,457,460

Total deposits	5,387,832	5,038,211

Borrowed funds	896,644	1,067,945
Advances by borrowers for taxes and insurance	13,140	26,190
Accrued interest payable	4,627	5,194
Other liabilities	73,784	70,663
Junior subordinated debentures	103,094	108,254

Total liabilities	6,479,121	6,316,457

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,266,340 and 51,244,974 issued, respectively	5,127	5,124
Paid-in-capital	219,831	218,332
Retained earnings	511,792	490,326
Accumulated other comprehensive loss	(14,407)	(30,575)
Treasury stock of 2,742,800 shares, at cost	(69,423)	(69,423)

Total shareholders’ equity	652,920	613,784

Total liabilities and shareholders’ equity	$7,132,041	6,930,241

Equity to assets	9.15%	8.86%
Tangible common equity to assets	6.74%	6.36%
Book value per share	$13.46	$12.65
Tangible book value per share	$9.64	$8.84
Closing market price per share	$22.84	$21.38
Full time equivalent employees	1,862	1,860
Number of banking offices	170	167

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income — Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest income:
Loans receivable	$79,637	82,113	240,400	243,522
Mortgage-backed securities	6,580	9,180	20,858	25,864
Taxable investment securities	1,242	2,660	4,138	9,726
Tax-free investment securities	2,716	3,200	8,376	9,221
Interest-earning deposits	253	208	415	2,714

Total interest income	90,428	97,361	274,187	291,047

Interest expense:
Deposits	23,472	30,521	72,555	109,802
Borrowed funds	10,114	9,298	30,418	21,827

Total interest expense	33,586	39,819	102,973	131,629

Net interest income	56,842	57,542	171,214	159,418
Provision for loan losses	9,830	6,950	27,347	12,639

Net interest income after provision for loan losses	47,012	50,592	143,867	146,779

Noninterest income:
Impairment losses on securities	(3,727)	(10,879)	(12,417)	(12,351)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	2,836	—	7,236	—

Net impairment losses	(891)	(10,879)	(5,181)	(12,351)
Gain on sale of investments, net	97	2,867	377	3,838
Service charges and fees	8,883	8,749	24,867	24,540
Trust and other financial services income	1,496	1,696	4,349	5,227
Insurance commission income	731	594	2,039	1,757
Gain/ (loss) on sale of real estate owned, net	(62)	(98)	(3,934)	(439)
Income from bank owned life insurance	1,208	1,215	3,596	3,584
Mortgage banking income	1,168	147	4,892	818
Non-cash recovery of MSRs	160	—	1,550	—
Other operating income	1,195	819	2,886	2,958

Total noninterest income	13,985	5,110	35,441	29,932

Noninterest expense:
Compensation and employee benefits	23,292	22,755	69,957	67,721
Premises and occupancy costs	5,319	5,481	16,521	16,524
Office operations	3,270	3,532	9,575	10,052
Processing expenses	5,221	4,872	15,483	13,791
Marketing expenses	2,102	1,176	5,046	3,585
Federal deposit insurance premiums	2,381	1,020	6,161	2,864
FDIC Special Assessment	—	—	3,288	—
Professional services	668	584	1,899	1,914
Amortization of intangible assets	701	953	2,371	3,539
Loss on early extinguishment of debt	—	—	—	705
Other expense	2,033	2,366	5,956	5,959

Total noninterest expense	44,987	42,739	136,257	126,654

Income before income taxes	16,010	12,963	43,051	50,057
Income taxes	3,956	3,140	11,404	13,170

Net income	$12,054	9,823	31,647	36,887

Basic earnings per share	$0.25	$0.20	$0.65	$0.76

Diluted earnings per share	$0.25	$0.20	$0.65	$0.76

Annualized return on average equity	7.48%	6.31%	6.68%	7.92%
Annualized return on average assets	0.68%	0.57%	0.60%	0.72%

Basic common shares outstanding	48,469,337	48,372,190	48,447,944	48,353,864
Diluted common shares outstanding	48,669,298	48,628,776	48,594,860	48,598,407

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data — Unaudited
(Dollars in thousands)

	Three months		Nine months
	ended September 30,		ended September 30,
	2009	2008	2009	2008
Allowance for loan losses
Beginning balance	$66,777	43,293	54,929	41,784
Provision	9,830	6,950	27,347	12,639
Charge-offs mortgage	(417)	(433)	(1,300)	(1,181)
Charge-offs consumer	(1,679)	(2,038)	(4,515)	(4,868)
Charge-offs commercial	(7,176)*	(647)	(9,701)	(2,065)
Recoveries	440 #	799	1,015	1,615

Ending balance	$67,775	47,924	67,775	47,924

*      — Primarily attributable to three credits. $2.1 million related to a marina in Florida, $1.8 million related to a moving/ storage company in central Pennsylvania and $1.8 million related to a land development in Delaware.

Net charge-offs to average loans, annualized	0.68%	0.18%	0.40%	0.22%

	September 30,		December 31,
	2009	2008	2008	2007
Nonperforming loans	$117,138	94,948	99,203	49,610
Real estate owned, net	19,838	8,698	16,844	8,667

Nonperforming assets	$136,976	103,646	116,047	58,277

Nonperforming loans to total loans	2.27%	1.85%	1.91%	1.03%

Nonperforming assets to total assets	1.92%	1.50%	1.67%	0.87%

Allowance for loan losses to total loans	1.32%	0.93%	1.06%	0.86%

Allowance for loan losses to nonperforming loans	57.86%	50.47%	55.37%	84.22%

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
     (Number of loans and dollar amount of loans)

	(Unaudited)
	September 30,			December 31,
	2009		*	2008		*	2007		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	73	$4,185	0.2%	392	$32,988	1.3%	361	$27,270	1.1%
Consumer loans	983	9,427	0.7%	1,157	11,295	0.9%	1,331	10,550	0.8%
Multifamily and commercial RE loans	77	15,177	1.3%	99	18,901	1.8%	88	11,331	1.3%
Commercial business loans	63	7,684	2.0%	86	7,700	2.2%	70	9,947	3.0%

Total loans past due 30 days to 59 days	1,196	$36,473	0.7%	1,734	$70,884	1.4%	1,850	$59,098	1.2%

Loans past due 60 days to 89 days:
One- to four- family residential loans	84	$5,662	0.2%	101	$7,599	0.3%	99	$6,077	0.3%
Consumer loans	387	2,702	0.2%	379	2,836	0.2%	437	2,676	0.2%
Multifamily and commercial RE loans	60	11,766	1.0%	54	8,432	0.8%	41	4,984	0.6%
Commercial business loans	33	3,323	0.9%	45	3,801	1.1%	34	2,550	0.8%

Total loans past due 60 days to 89 days	564	$23,453	0.4%	579	$22,668	0.4%	611	$16,287	0.3%

Loans past due 90 days or more:
One- to four- family residential loans	288	$30,846	1.3%	223	$20,435	0.8%	193	$12,542	0.5%
Consumer loans	662	11,551	0.9%	687	9,756	0.7%	744	7,582	0.6%
Multifamily and commercial RE loans	202	49,336	4.2%	155	43,828	4.1%	105	24,323	2.9%
Commercial business loans	127	25,405	6.7%	114	25,184	7.1%	84	5,163	1.6%

Total loans past due 90 days or more	1,279	$117,138	2.2%	1,179	$99,203	1.9%	1,126	$49,610	1.0%

*	- Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancorp, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of September 30, 2009 — Unaudited:
(Dollars in thousands)
Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)
Pennsylvania	$1,991,846	85.6%	1,202,649	90.2%	1,030,202	66.1%	4,224,697	80.9%
New York	133,041	5.7%	75,365	5.7%	284,845	18.3%	493,251	9.5%
Ohio	15,708	0.7%	13,011	1.0%	8,750	0.6%	37,469	0.7%
Maryland	151,961	6.5%	29,794	2.2%	173,349	11.1%	355,104	6.8%
Florida	34,263	1.5%	12,108	0.9%	60,704	3.9%	107,075	2.1%

Total	$2,326,819	100.0%	1,332,927	100.0%	1,557,850	100.0%	5,217,596	100.0%

(1)	- Percentage of total mortgage loans

(2)	- Percentage of total consumer loans

(3)	- Percentage of total commercial loans

(4)	- Percentage of total loans
Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)
Pennsylvania	$21,470	1.1%	8,983	0.7%	47,295	4.6%	77,748	1.8%
New York	338	0.3%	337	0.4%	966	0.3%	1,641	0.3%
Ohio	196	1.2%	70	0.5%	496	5.7%	762	2.0%
Maryland	702	0.5%	578	1.9%	11,931	6.9%	13,211	3.7%
Florida	8,140	23.8%	1,583	13.1%	14,053	23.2%	23,776	22.2%

Total	$30,846	1.3%	11,551	0.9%	74,741	4.8%	117,138	2.2%

(5)	- Percentage of mortgage loans in that geographic area

(6)	- Percentage of consumer loans in that geographic area

(7)	- Percentage of commercial loans in that geographic area

(8)	- Percentage of total loans in that geographic area

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data — Unaudited
(Dollars in thousands)
Marketable securities available-for-sale as of September 30, 2009:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$78	—	(1)	77

Debt issued by government sponsored enterprises:
Due in one year — five years	1,974	174	—	2,148
Due in five years — ten years	22,175	1,260	—	23,435
Due after ten years	52,525	3,658	(2)	56,181

Equity securities	954	405	(77)	1,282

Municipal securities:
Due in one year — five years	2,872	75	—	2,947
Due in five years — ten years	38,744	1,548	—	40,292
Due after ten years	208,558	6,886	(384)	215,060

Corporate trust preferred securities:
Due in one year — five years	500	—	—	500
Due after ten years	27,176	165	(11,430)	15,911

Mortgage-backed securities:
Fixed rate pass-through	156,847	7,698	(5)	164,540
Variable rate pass-through	233,832	7,869	(238)	241,463
Fixed rate CMO	42,750	964	(1,484)	42,230
Variable rate CMO	322,249	1,907	(3,792)	320,364

Total mortgage-backed securities	755,678	18,438	(5,519)	768,597

Total marketable securities available-for-sale	$1,111,234	32,609	(17,413)	1,126,430

Issuers of mortgage-backed securities as of September 30, 2009:
Fannie Mae	$259,653	7,705	(507)	266,851
Ginnie Mae	130,807	1,697	(361)	132,143
Freddie Mac	333,282	9,036	(881)	341,437
Non-agency	31,936	—	(3,770)	28,166

Total	$755,678	18,438	(5,519)	768,597

Average Balance Sheet — Unaudited
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended September 30,
	2009			2008
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,168,204	80,006	6.15%	5,082,312	82,655	6.44%
Mortgage-backed securities (c)	714,548	6,579	3.68%	789,144	9,180	4.65%
Investment securities (c) (d) (e)	351,741	5,422	6.17%	490,107	7,187	5.87%
FHLB stock	63,143	—	0.00%	53,187	397	2.99%
Other interest-earning deposits	328,447	253	0.30%	30,234	208	2.69%

Total interest-earning assets	6,626,083	92,260	5.54%	6,444,984	99,627	6.14%

Noninterest earning assets (f)	512,804			486,381

TOTAL ASSETS	$7,138,887			6,931,365

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$842,069	1,592	0.75%	798,662	2,358	1.17%
Interest-bearing demand accounts	746,125	555	0.30%	731,459	1,415	0.77%
Money market accounts	766,742	1,908	0.99%	730,993	3,122	1.70%
Certificate accounts	2,578,266	19,418	2.99%	2,592,183	23,626	3.63%
Borrowed funds (g)	892,081	8,665	3.85%	854,809	8,140	3.79%
Junior subordinated debentures	103,094	1,450	5.50%	108,279	1,158	4.18%

Total interest-bearing liabilities	5,928,377	33,588	2.25%	5,816,385	39,819	2.72%

Noninterest bearing liabilities	566,250			492,265

Total liabilities	6,494,627			6,308,650

Shareholders’ equity	644,260			622,715

TOTAL LIABILITIES AND EQUITY	$7,138,887			6,931,365

Net interest income/ Interest rate spread		58,672	3.29%		59,808	3.42%

Net interest-earning assets/ Net interest margin	$697,706		3.54%	628,599		3.71%

Ratio of interest-earning assets to interest-bearing liabilities	1.12X			1.11X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet — Unaudited
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2009			2008
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,185,359	241,604	6.19%	4,966,252	245,133	6.53%
Mortgage-backed securities (c)	712,593	20,858	3.90%	722,598	25,864	4.77%
Investment securities (c) (d) (e)	364,437	17,025	6.23%	498,280	22,798	6.10%
FHLB stock	63,143	—	0.00%	43,869	1,114	3.39%
Other interest-earning deposits	232,852	415	0.24%	133,582	2,714	2.68%

Total interest-earning assets	6,558,384	279,902	5.67%	6,364,581	297,623	6.20%

Noninterest earning assets (f)	491,480			489,750

TOTAL ASSETS	$7,049,864			6,854,331

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$822,401	4,650	0.76%	778,024	6,887	1.19%
Interest-bearing demand accounts	733,714	2,102	0.38%	735,217	5,129	0.94%
Money market accounts	733,956	6,703	1.22%	724,775	11,750	2.17%
Certificate accounts	2,526,660	59,101	3.13%	2,805,665	86,036	4.11%
Borrowed funds (g)	948,981	26,020	3.67%	620,970	17,880	3.86%
Junior subordinated debentures	106,531	4,398	5.44%	108,295	3,947	4.81%

Total interest-bearing liabilities	5,872,243	102,974	2.34%	5,772,946	131,629	3.06%

Noninterest bearing liabilities	545,623			460,172

Total liabilities	6,417,866			6,233,118

Shareholders’ equity	631,998			621,213

TOTAL LIABILITIES AND EQUITY	$7,049,864			6,854,331

Net interest income/ Interest rate spread		176,928	3.33%		165,994	3.14%

Net interest-earning assets/ Net interest margin	$686,141		3.60%	591,635		3.48%

Ratio of interest-earning assets to interest-bearing liabilities	1.12X			1.10X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.